As filed with the Securities and Exchange Commission on February 12, 2010
Registration No. 333-130905

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECU RITIES ACT OF 1933

VIACOM INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3515052 (I.R.S. Employer Identification Number)

1515 Broadway, New York, New York 10036
(Address of Principal Executive Offices)

Viacom Excess 401(k) Plan
Viacom Excess 401(k) Plan for Designated Senior Executives
Viacom Bonus Deferral Plan
Viacom Bonus Deferral Plan for Designated Senior Executives
(Full title of the plans)

Michael D. Fricklas, Esq.
Executive Vice President, General Counsel and Secretary
Viacom Inc.
1515 Broadway
New York, New York 10036
(212) 258-6000
(Name, address and telephone number of agent for service)

Copies to:
Linda Rappaport, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

Viacom Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2006 (File No. 333-130905) (the “Registration Statement”) to redesignate amounts of deferred compensation obligations allocated, respectively, to the Viacom Excess 401(k) Plan and Viacom Excess 401(k) Plan for Designated Senior Executives (collectively, the “Excess 401(k) Plan”) and to the Viacom Bonus Deferral Plan and Viacom Bonus Deferral Plan for Designated Senior Executives (collectively, the “Bonus Deferral Plan”).  Effective as of the date of the filing of this Post-Effective Amendment No. 1, the amount of deferred compensation obligations registered pursuant to the Registration Statement and allocated to the Excess 401(k) Plan will be $45,000,000, and the amount of deferred compensation obligations registered pursuant to the Registration Statement and allocated to the Bonus Deferral Plan will be $20,000,000.

The reallocation of the amounts of deferred compensation obligations between the Excess 401(k) Plan and the Bonus Deferral Plan has no effect on the aggregate amount registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of February, 2010.

VIACOM INC.

By:	/s/ Michael D. Fricklas
Name:	Michael D. Fricklas
Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 12th day of February, 2010.

Signature	Title

*	President and Chief Executive Officer and Director (Principal Executive Officer)
Philippe P. Dauman

*	Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer and Director (Principal Financial Officer)
Thomas E. Dooley

/s/ James W. Barge	Executive Vice President, Controller, Tax and Treasury (Principal Accounting Officer)
James W. Barge

*	Director
George S. Abrams

*	Director
Alan C. Greenberg

Director
Robert K. Kraft

	/s/ Blythe J. McGarvie	Director
Blythe J. McGarvie

	*	Director
Charles E. Phillips, Jr.

	*	Vice Chair
Shari Redstone

	*	Executive Chairman and Founder
Sumner Redstone

	*	Director
Frederic V. Salerno

	*	Director
William Schwartz

*By:	/s/ Michael D. Fricklas
Michael D. Fricklas, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Amended and Restated Certificate of Incorporation of Viacom Inc. effective December 31, 2005 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Viacom Inc. filed March 16, 2006) (File No. 001-32686).

4.2
Amended and Restated Bylaws of Viacom Inc. effective December 8, 2009 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Viacom Inc. filed December 14, 2009) (File No. 001-32686).

4.3*	Viacom Excess 401(k) Plan, as amended and restated January 1, 2009.
4.4
Viacom Excess 401(k) Plan for Designated Senior Executives, as amended and restated January 1, 2009 (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Viacom Inc. filed February 12, 2009 (File No. 001-32686)).

4.5*	Viacom Bonus Deferral Plan, as amended and restated January 1, 2009.
4.6
Viacom Bonus Deferral Plan for Designated Senior Executives, as amended and restated January 1, 2009 (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of Viacom Inc. filed February 12, 2009 (File No. 001-32686)).

5.1**	Opinion of Michael D. Fricklas, Executive Vice President, General Counsel and Secretary of Viacom Inc., as to the enforceability of the Obligations.
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of Michael D. Fricklas, Executive Vice President, General Counsel and Secretary of Viacom Inc.
24**	Powers of Attorney.

* Filed herewith.

** Previously filed.